Exhibit 5.1

June 26, 2026

Arcadia Biosciences, Inc.
5956 Sherry Lane, Suite 2000

Dallas, TX 75225

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing with the Securities and Exchange Commission (the "Commission") by Arcadia Biosciences, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the “Registration Statement”), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 11,922,333 shares (the "Shares") of the Company's common stock, $0.001 par value per share (“Common Stock”), in the manner set forth in the Registration Statement, consisting of (i) up to 3,883,496 shares of Common Stock (“Pre-Funded Warrant Shares”) issuable upon the exercise of outstanding Pre-Funded Warrants (the “Pre-Funded Warrants”), (ii) up to 3,883,496 shares of Common Stock (the “Series A-1 Option Shares”) issuable upon the exercise of outstanding Series A-1 Preferred Investment Options (the “Series A-1 Options”), (iii) up to 3,883,496 shares of Common Stock (the “Series A-2 Option Shares” and together with the Series A-1 Option Shares, the “Investment Option Shares”) issuable upon the exercise of outstanding Series A-2 Preferred Investment Options (“Series A-2 Options” and together with the Series A-1 Options, the “Investment Options”), and (iv) up to 271,845 shares of Common Stock (the “Placement Agent Option Shares” and together with the Pre-Funded Warrant Shares and the Investment Option Shares, the “Option Shares”) that are issuable upon the exercise of outstanding Placement Agent Preferred Investment Options (the “Placement Agent Options”) issued in connection with the Purchase Agreement. The Pre-Funded Warrants and Investment Options were issued pursuant to that certain Securities Purchase Agreement, dated as of June 11, 2026, between the Company and each purchaser identified on the signature page thereto (the “Purchase Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company's amended and restated certificate of incorporation, as amended and restated to date (the “Restated Certificate”); the Company’s Bylaws as in effect on the date hereof; the Purchase Agreement; the Pre-Funded Warrants; the Investment Options; the Placement Agent Options; and certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance of the Pre-Funded Warrants, Investment Options, Placement Agent Options, the Shares and the Registration Statement. We have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the Company, the accuracy, completeness and authenticity of certificates of public officials, and that all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares, (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares offered thereby or any Selling Stockholders,

(iii) all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement, and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares. We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the Prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Shares offered thereby will have been delivered to the purchaser(s) of the Shares as required in accordance with applicable law; (v) all Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus and any prospectus supplement; and (vi) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Restated Certificate and not otherwise reserved for issuance.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law. We express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We express no opinion to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company or other matters cause the Pre-Funded Warrants, Investment Options or Placement Agent Options to be exercisable for more shares of Common Stock than the number that are available for issuance by the Company. We have assumed that the per share exercise price of the Investment Options and Placement Agent Options will be equal to at least the par value of the Common Stock.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued upon exercise of the Pre-Funded Warrants, Investment Options or Placement Agent Options in accordance with the terms of the Pre-Funded Warrants, Investment Options or Placement Agent Options (as applicable), and upon receipt of the consideration contemplated thereby, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention or that may alter, affect, or modify the opinion expressed herein.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weintraub Tobin Chediak Coleman Grodin Law Corporation
WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN LAW CORPORATION